Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-43618 of Large Scale Biology Corporation on Form S-8 of our report dated January 23, 2003, appearing in this Annual Report on Form 10-K of Large Scale Biology Corporation for the year ended December 31, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Corporation’s adoption of Statement of Financial Accounting Standards No.142, “Goodwill and Other Intangible Assets”).

/s/    DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Sacramento,	California

March 28, 2003